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                                 EXHIBIT 3.(b)

                                     BYLAWS

                                       OF

                            MARION MERRELL DOW INC.
                      (Formerly Marion Laboratories, Inc.)
                  (As Readopted in Full on November 18, 1991)


                                    OFFICES

     1. REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the corporation in the State of Delaware shall be such as shall be determined from time to time by resolution of the Board of Directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

     2. CORPORATE OFFICES. The corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the corporation may require.


                                      SEAL

     3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise inscribed or attached.


                             STOCKHOLDERS' MEETINGS

     4. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the offices of the corporation in the City of Kansas City, State of Missouri, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     5. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and the transaction of other proper business shall be held during the month of May each year at a time and place, within or without Delaware, as determined by the Board of Directors, or in such other month or time as the Board of Directors in its discretion may determine.

     6. SPECIAL MEETINGS. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, and may be called by the Chairman of the Board, by the President, by the Secretary, by the Board of Directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than twenty-five per cent (25%) of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the Board of Directors or requested to do so in writing by a majority of the Board of Directors. Any such written request shall state the purpose or purposes of the proposed meeting.

     The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

     7. VOTING. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the certificate of incorporation or, in the case of Preferred Stock, by the duly adopted resolution or resolutions of the Board of Directors fixing the designations, powers, preferences, and rights of such Preferred Stock as provided in the certificate of incorporation, each stockholder shall have one vote for each share of stock that is entitled to vote at such meeting and is registered in the name of such stockholder on the books of the corporation. At all meetings of stockholders the voting may be viva voce, except that, unless otherwise provided by the certificate of incorporation, voting for the election of directors shall be by written ballot and except that any qualified voter may demand a vote by ballot on any other matter, in which event such vote shall be taken by ballot.

     8. QUORUM. The holders of a majority of the stock (or, as to any matter with respect to which voting by class of stock is required, of the shares of each class of stock) issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the certificate of incorporation, by these bylaws, or by duly adopted resolution or resolu-tions of the Board of Directors fixing the designations, powers, prefer-ences, and rights of Preferred Stock as provided in the certificate of incorporation. Every decision of a majority in amount of stock (or, as to any matter with respect to which voting by class of stock is required, of the shares of each class of stock) of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law, by the certificate of incorporation, by these bylaws, or by duly adopted resolution or resolutions of the Board of Directors fixing the designations, powers, preferences, and rights of Preferred Stock as provided in the certificate of incorporation.

     If the holders of not less than twenty-five per cent (25%) of the outstanding stock entitled to vote at any meeting are present in person or by proxy at a meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that could have been transacted at the meeting as it was originally scheduled had such meeting not been adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     9. STOCK LEDGER. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required under section 10 of these bylaws, or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.


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     10.  STOCKHOLDERS' LISTS.  The Secretary or Assistant Secretary, who
shall have charge of the stock ledger, shall prepare and make, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     11. NOTICE. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stock-holder of record of the corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. The Board of Directors may fix in advance a date, which shall not precede the date upon which the resolution fixing such date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days preceding the date of any meeting of the stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

     12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the certificate of incorporation, any action either required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock who would have been entitled to vote on such action at such a meeting. If the certificate of incorporation expressly authorizes action to be taken by stockholders with the written consent of fewer than all of the holders of outstanding stock who would have been entitled to vote on such action at such a meeting, any such action may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of shares required to constitute the percentage of shares specified by the certificate of incorporation or by law for such action, provided that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent must be given to all stockholders not signing such consent or consents.


                               BOARD OF DIRECTORS

     13. MANAGEMENT. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The authorized number of Directors shall be not less than eleven (11) nor more than sixteen (16), as fixed by the Board from time to time. Unless required by the certificate of incorporation, Directors need not be stockholders.

          At each annual meeting of stockholders, the Board of Directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders. Each Director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Directors of the corporation may be removed only for cause.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  To authorize and cause to be executed
mortgages and liens upon the real and personal property of the corporation.

     (b) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (c) When and as authorized by the stockholders' vote required under the provisions of Article FIFTEENTH of the certificate of incorporation, to sell, lease or exchange all of the property or assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of (or both), any other corporation or corporations as its Board of Directors may deem expedient and for the best interest of the corporation.

     (d) To sell, issue or otherwise dispose of common stock or any other securities of the corporation, including preferred stock, debentures, bonds, mortgages, notes, certificates, and any and all other securities whatsoever, for such consideration as the Board of Directors in its discretion shall determine; provided, however, that no shares of stock shall be sold for any consideration not in accordance with the laws of the State of Delaware.

     This corporation may in these bylaws confer powers additional to the foregoing upon the directors, in addition to the powers, authorities and duties expressly conferred upon them by law.

     14. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Directors so chosen shall hold office until the next election of Directors or until their earlier resignation or removal.

     15. MEETINGS OF THE NEWLY-ELECTED BOARD - ACCEPTANCE. The first meeting of the members of each newly-elected Board of Directors shall be held without notice immediately following the annual meeting of stockholders for the election of officers and the transaction of such other business as may come before it. Every Director of the corporation, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

     16. REGULAR MEETING. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be determined by the Board of Directors. Any business may be transacted at a regular meeting.

     17. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, or the Secretary or by any two (2) or more of the Directors. The place of the special meeting may be within or without the State of Delaware as designated in the notice of the special meeting.

     18. MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

     19. NOTICE OF SPECIAL MEETINGS. Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed or shipped by overnight courier to each Director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, facsimile transmission, or delivered personally, at least two (2) days before the day on which the meeting is to be held. The notice may be given by any officer having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all Directors shall be present thereat.

     20. QUORUM. Unless otherwise required by law, the certificate of incorporation or these bylaws, a majority of the authorized number of Directors, as fixed by the Board from time to time, shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the certificate of incorporation or these bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          If at least two Directors or one-third of the whole Board of Directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the Directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any Director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

     21. ACTION WITHOUT A MEETING. Except as otherwise provided in these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     22. (a) STANDING OR TEMPORARY COMMITTEES. The standing committees of the Board of Directors shall be an Executive Committee, an Audit Committee, a Compensation Committee, and a Committee on Directors, having the respective duties assigned to each in this section 22 and any other duties assigned to such committee by resolution passed by a majority of the entire Board of Directors from time to time. Each such standing committee shall consist of one or more Directors as regular members and such other ex-officio members as the Board of Directors shall from time to time deter-mine. The Chairman of each standing committee shall be one of such committee's regular members who shall be designated as that committee's chairman by a majority of the entire Board of Directors. Members of each standing committee shall be elected by a majority of the entire Board of Directors at its first meeting after each annual meeting of stockholders. Vacancies in any standing committee shall be filled by a majority vote of the entire Board of Directors. The Board of Directors may appoint Directors or executive associates of the Corporation or its subsidiaries to be ex-officio members of any standing committee. Ex-officio members of standing committees shall be entitled to be present at all meetings of their respective committees and to participate in committee discussions but shall not be entitled to vote on any matter considered by the committee. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of its regular members shall be necessary to constitute a quorum. The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors. All committees appointed by the Board of Directors shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting.

          (b) EXECUTIVE COMMITTEE. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of this corporation, and any exceptions to that authority shall be adopted by a majority of the entire Board of Directors as required from time to time. The Executive Committee shall consist of the Chairman of the Board, the President, and not less than three other Directors. The Executive Committee shall keep regular minutes of its meetings, which shall be filed in the minute book of this corporation, and shall deliver a copy of the minutes of each such meeting to each of the members of the Board of Directors of this corporation and shall make a report of its proceedings to the Board of Directors at the next meeting thereof immediately following such Executive Committee meeting or meetings.

          (c) AUDIT COMMITTEE. The Audit Committee shall consist of two or more regular members, all of whom shall be independent of management of the corporation as provided in the New York Stock Exchange Listed Company Manual. The Audit Committee shall: (1) prior to each annual meeting of stockholders, review the qualifications and performance of independent public accountants proposed to be retained to conduct the annual audit of the financial statements of the corporation and submit a recommendation to the Board of Directors for the selection of independent public accountants to be appointed for such purpose by the Board of Directors and submitted for ratification or rejection by the stockholders at such annual meeting;
(2) annually consult with the independent public accountants retained by the corporation with regard to the proposed plan of audit; (3) from time to time consult privately with such independent public accountants, the corporation's internal auditor, Controller, and Chief Financial Officer to review the accounting practices of the corporation and the adequacy of internal controls; and (4) upon completion of the audit by the independent public accountants and prior to the annual meeting of stockholders, review the year-end financial statements of the corporation and meet with the independent public accountants to review the nature and scope of their audit, the results of such audit, and any recommendations resulting from such audit.

          (d) COMPENSATION COMMITTEE. The Compensation Committee shall consist of three or more regular members, a majority of whom shall be "disinterested persons" as defined in rule 16b-3 of the Securities and Exchange Commission (the "SEC"). The Compensation Committee shall: (1) adopt compensation philosophies, policies, and objectives applicable to all "officers" (as defined in SEC rule 16a-1) of the Corporation, and to such other personnel as the Board of Directors may from time to time delegate to the Committee; (2) establish the levels, amounts, and types of compensa-tion and other remuneration to be paid to the Chairman of the Board, the President and all other such "officers" of the Corporation; (3) review and approve compensation and benefit plan design; (4) report annually to the shareholders of the Corporation concerning the compensation of the Chief Executive Officer and on the policies applicable to executive compensation in general, as required by applicable SEC rules; and (5) constitute the membership and exercise all the powers of the administrative committees of the Corporation's incentive compensation and stock option plans; provided that with respect to any such plan in which Directors or Officers of the Corporation are eligible to receive awards of "equity securities" or "derivative securities" (as such terms are used in SEC rule 16a-1) of the Corporation other than pursuant to a "formula" plan (as defined in SEC rule 16b-3), the members of the Compensation Committee who are not "dis-interested persons" shall be nonvoting ex-officio members of the administrative committee of such plan.

          (e)  COMMITTEE ON DIRECTORS.  The Committee on Directors shall
(1) recommend to the Board the individuals to constitute nominees to the Board of the Directors for election at the next annual meeting of stock-holders and who will be named as such nominees named in the proxy statement used in solicitation of proxies by the Board; (2) recommend and nominate an individual for Director to fill the unexpired term of any vacancy existing in the Board of Directors or created by an increase in the size of the Board; (3) conduct continuing studies of the size and composition of the Board of Directors and from time to time make recommendations to the Board for enlargement or reduction in size of the Board; and (4) recommend and nominate individuals for election as officers and members of committees; and (5) conduct studies of the cash and non-cash compensation of the Board of Directors and from time to time make recommendations to the Board for increases or reductions in such compensation.

     23. COMPENSATION. Unless otherwise restricted by the certificate of incorporation, the Board of Directors may, by resolution, fix the compensation to be paid Directors for serving as Directors of this corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and in such case may provide for reimbursement of expenses incurred by Directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any Director from serving this corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     24. RESIGNATIONS. Any Director may resign at any time by giving a written notice to the Chairman of the Board, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     25. INDEMNIFICATION AND LIABILITY OF DIRECTORS, OFFICERS, AND EMPLOYEES. The corporation may, up to the full extent permitted or authorized by applicable laws of the State of Delaware and subject to the provisions thereof and of the certificate of incorporation, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation or any of its subsidiaries, by reason of the fact that such person is or was a Director, officer, employee, or agent of the corporation or of any subsidiary of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation (other than a subsidiary), partnership, joint venture, trust, or other enterprise including, by way of example but not by way of limitation, the corporation's profit sharing plan trust, associate stock ownership plan trust, comprehensive health care plan trust, or other associate benefit plans (all of which entities shall hereinafter be collectively referred to as "other corporations or enterprises"), against expenses, (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding.

     Without limiting the foregoing or any other provision of these bylaws or of the certificate of incorporation, no person shall be liable to the corporation or any of its subsidiaries for any loss, damage, liability, or expense suffered by it on account of any action taken or omitted to be taken by such person as a Director, officer, or employee of the corporation, any of its subsidiaries, or of any other corporations or enterprises where such person served as a Director, officer, employee at the request of the corporation, if such person took or omitted to take such action in reliance upon advice of counsel for the corporation or any of its subsidiaries, or for such other corporations or enterprises, or upon state-ments made or information furnished by Directors, officers, employees, or agents of the corporation or any of its subsidiaries, or of such other corporations or enterprises, which such person had no reasonable grounds to disbelieve.

     The corporation may, up to the full extent permitted or authorized by applicable laws of the State of Delaware and subject to the provisions thereof and of the certificate of incorporation, pay in advance of final disposition the expenses (including attorneys' fees) incurred by a Director, officer, employee, or agent of the corporation in defending any civil, criminal, administrative, or investigative action, suit, or proceeding with respect to which such person might ultimately be indemni-fied hereunder; provided that in the case of any Director or officer, the corporation shall have received an undertaking by or on behalf of such person to repay all amounts so advanced if and to the extent it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the corporation under applicable law.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this section 25 shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any applicable law, the certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this section 25 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, or agent of the corporation or any of its subsidiaries or a Director, officer, employee, or agent of any other corporations or enterprises and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     26. ADVISORY BOARD OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one (1) or more officers of this corporation, who at the time of their appointment are not members of the Board of Directors, to serve as members of an Advisory Board of Directors. The Advisory Directors shall attend all meetings of the Board of Directors, may participate in the deliberations of the Board, and shall inform and counsel the Board of Directors on such matters as the Board may deem appropriate. The Advisory Directors, however, shall not be entitled to vote on any matter considered by the Board of Directors. An Advisory Director shall serve until the next following annual meeting of stockholders after his appointment or until his successor is appointed by the Board of Directors, whichever is the latter to occur. Advisory Directors may be appointed for an unlimited number of terms by the Board.


                                    OFFICERS

     27. (a) OFFICERS; WHO SHALL CONSTITUTE. The officers of the corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of stockholders. The Board of Directors may also designate additional Assistant Secretaries and Assistant Treasurers. In the discretion of the Board of Directors (and subject to election by vote of the stockholders or otherwise as provided in these bylaws), the incumbent Chairman of the Board (if any) shall at all times be, and other officers may be, members of the Board of Directors. Any two or more offices may be held by the same person.

          (b) TERM OF OFFICE. Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment, or until his death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the corporation who is not re-elected or reappointed at the annual meeting of the Board next succeeding his election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his election or appointment.

          (c) OTHER OFFICERS AND AGENTS. The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by any officer empowered by the Board to make such determinations.

          (d) ORDER OF SUCCESSION. In the event of the disability, inability, or refusal of both the Chairman of the Board, and the President to act, the Secretary of the corporation shall, immediately upon occurrence of such event, call a special meeting of the Board of Directors for the express purpose of electing a successor Chairman of the Board and a successor President of the corporation each of whom shall be vested with all powers and perform all duties of the respective offices to which such persons are hereunder elected.

     28. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such executive powers and duties of supervision and management as are usually vested in the office of Chairman of the Board, shall carry into effect all directions and resolutions of the Board and shall be in general and active charge of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and Directors at which he may be present, be consulted on all quarterly report decision items, have approval power on the commencement or conclusion of significant litigation involving the corporation. In addition, he shall serve as Chairman of the Executive Committee of the Board of Directors. He shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws or delegated to him by the Board of Directors, other than those conferred by law exclusively on the President. He may further execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

     The Chairman of the Board, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

     He shall, unless the Board or these bylaws otherwise provide, be ex-officio a member of all standing committees.

     29. PRESIDENT. The President shall perform such duties as may be specifically delegated to him by the Board of Directors and as are conferred exclusively upon him by the laws of Delaware. In the absence of the Chairman of the Board or in the event of his disability, inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board. In addition, the President shall have general executive powers and duties with respect to the purchase and operation of corporation aircraft.

     The President may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

     In the absence of the Chairman of the Board, the President or any person designated in writing by him shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof this corporation may have pos-sessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

     He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the Board of Directors.

     30. EXECUTIVE VICE PRESIDENT. The Board of Directors may designate one or more Executive Vice Presidents who shall have such powers and duties in support of the President as are usually vested in the office of Executive Vice President. An Executive Vice President shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time assign or delegate to him.

     31. SENIOR VICE PRESIDENT. The Board of Directors may designate one or more Senior Vice Presidents who shall have such powers and duties of supervision and management as are usually vested in the office of Senior Vice President. A Senior Vice President shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time assign or delegate to him.

     32. CHIEF FINANCIAL OFFICER. Unless the Board of Directors otherwise provides, one of the Vice Presidents shall also be the Chief Financial Officer of the corporation with such general administrative powers and duties of supervision and management as are usually vested in the office of the Chief Financial Officer of a corporation, and he shall carry into effect all directions and resolutions of the Board as may be directed to his office. The Chief Financial Officer shall be responsible for all financial matters of the corporation and shall keep or cause to be kept and audited all accounting records of the corporation. He shall perform such other duties and shall have such other responsibilities and authority as may be prescribed elsewhere in these bylaws or from time to time by the Board of Directors.

     33. PRESIDENT OF AN OPERATING UNIT. The Board of Directors may designate one or more Presidents of operating units of the corporation who shall have such powers and duties of supervision and management as are usually vested in the office of the President of an operating unit. The President of an operating unit shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe or designate to him.

     34. VICE PRESIDENT-GENERAL COUNSEL. Unless the Board otherwise provides, the Vice President--General Counsel shall be the Chief Legal Officer of the corporation with such general administrative powers and duties of supervision and management as are usually vested in the office of the Chief Legal Officer and he shall carry into effect all directions and resolutions of the Board.

     35. VICE PRESIDENT. The Board of Directors may designate one or more Vice Presidents who shall have such powers and duties of supervision and management as are usually vested in the office of the Vice President. The Vice President shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe or designate to him.

     36. SECRETARY AND ASSISTANT SECRETARIES. The Secretary may attend all sessions of the Board and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the Executive and other standing committees when requested by the Board or any such committee to do so.

     It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these bylaws.

     The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Delaware, or elsewhere, are so maintained.

     The Secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the Board of Directors or the Chairman of the Board of the corpora-tion, under whose direct supervision he shall be.

     In the absence of the Secretary or in the event of his disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

     37. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

     He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board, and shall render to the Chairman of the Board of the corporation and the Directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

     He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the Board of Directors.

     He shall have the general duties, powers and responsibility of a Treasurer of a corporation.

     If required by the Board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

     In the absence of the Treasurer or in the event of his disability, inability or refusal to act, the Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

     38. DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board concurs therein.

     39. REMOVAL. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged at any time by the affirmative vote of a majority of the Board of Directors, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

     40. SALARIES AND COMPENSATION. Salaries and compensation of all "officers" (as defined in SEC rule 16a-1) of the corporation shall be fixed, increased or decreased by the Compensation Committee. Salaries and compensation of all other appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, the Chairman of the Board, the President, or such other officer or commit-tee as may be designated by the Board of Directors to do so.

     41. DELEGATION OF AUTHORITY TO HIRE, DISCHARGE AND DESIGNATE DUTIES. The Board from time to time may delegate to the Chairman of the Board, the President, or other officer or executive employee of the corporation, authority to hire, discharge, and fix and modify the duties, salary or other compensation of employees of the corporation under their juris-diction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corpo-ration the services of attorneys, accountants and other experts.


                                     STOCK

     42. CERTIFICATES OF STOCK. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board, or the President, an Executive Vice President or a Senior Vice President, or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed the certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corpo-ration.

     43. TRANSFER OF STOCK. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, there-after until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

     44. REGISTERED STOCKHOLDERS. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

     45. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal repre-sentative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

     46. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Delaware, the certificate of incorporation, and these bylaws.

     47. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and which shall not precede the date upon which the resolution fixing such date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                             DIVIDENDS AND FINANCE

     48. DIVIDENDS; CANCELLATION OF STOCK. Dividends upon the outstanding shares of the corporation, subject to the provisions of the certificate of incorporation and of any applicable law and of these bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of the capital stock of the corporation; provided, however, that:

     (a) The Secretary, acting on behalf of the corporation, is hereby authorized to instruct the transfer agent and registrar of the corporation to cancel any shares of its capital stock, pursuant to the provisions of the certificate of incorporation of the corporation, of a holder or owner whose address remains unknown to the corporation or its stock transfer agent for a period of at least twenty-four (24) consecutive calendar months. Any shares of capital stock shall not thereafter be deemed to be issued or outstanding until such time as the lawful holder or owner thereof establishes ownership rights as set forth in these bylaws; and

     (b) No dividend shall be paid on any shares of the capital stock of the corporation to a holder or owner whose shares of corporate stock have been canceled under paragraph (a) above.

     49. PROCEDURE. So long as the corporation, in the opinion of its Chief Legal Officer, is not otherwise prohibited by law or by any order of any court of competent jurisdiction, the corporation shall, under the terms of these bylaws, issue to a bona fide owner shares of its capital stock, in replacement of shares canceled by the corporation under authority of the certificate of incorporation and/or pay to such owner dividends thereon which had not heretofore been paid, if each of the following conditions are fully met, to the satisfaction of the Chief Legal Officer of the corporation, by such owner:

     (a) The owner (or the heir, devisee, assignee, or legal representative thereof, hereinafter referred to as the "applicant") shall execute and deliver a written application to and on a form prepared by the corporation, requesting that the corporation reissue such canceled shares of capital stock and/or pay dividends thereon for such period or periods during which no dividends from the corporation have been received by said applicant;

     (b) The applicant executes and delivers to the corporation a duly notarized affidavit in which the applicant shall, under oath, swear to and state in writing (and to which affidavit there are attached documents or papers which are satisfactory in the opinion of the Chief Legal Officer for the corporation to show) that applicant is the true and lawful owner of all right, title, and interest in and to the shares of capital stock of the corporation sought by the applicant to be reissued by the corporation and that the applicant is entitled to receive all dividends thereon not received by said applicant during the period of the applicant's ownership of shares of capital stock of the corporation; and

     (c) The Chief Legal Officer is hereby directed to implement the procedures adopted from time to time by the corporation, consistent with protecting the interests of the corporation and its stockholders, with a view to expediting the review and approval by the corporation of any applications and affidavits submitted by any stockholder pursuant to these bylaws.

     50. CREATION OF RESERVES. The Directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

     51. MONEYS. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this bylaw 51. The Board of Directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or trust company or trust companies in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular bank account or bank accounts of the corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

     52. FISCAL YEAR. The Board of Directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on December 31 until such time, if any, as the fiscal year shall be changed by the Board of Directors.

     53. DIRECTORS' ANNUAL STATEMENT. The Board of Directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.


                               BOOKS AND RECORDS

     54. BOOKS, ACCOUNTS AND RECORDS. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether, to what extent and the conditions upon which the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors.

                                    NOTICES

     55. PROVISIONS. Whenever the provisions of the statutes of the State of Delaware, the certificate of incorporation or these bylaws require notice to be given to any Director, officer or stockholder, they shall not be construed to require actual personal notice. Notice by mail or overnight courier may be given in writing by depositing the same in a post office or letter box, or with an overnight courier or in a parcel pickup box, as appropriate to the carrier selected, postage or other charges prepaid or provided for, in a sealed wrapper, addressed to such Director, officer or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be so deposited shall be deemed to be the time of the giving of such notice. If notice is given by telegraph, such notice shall be deemed to be given when the same is delivered to the telegraph company. If notice is given by facsimile transmission, such notice shall be deemed to be given when transmission thereof is completed.

     56. WAIVER. Whenever any notice is required to be given under the provisions of the statutes of Delaware or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.


                                 MISCELLANEOUS

     57. CONTRACTS. Whenever the management of this corporation decides that a contract should be signed in the ordinary course of business of this corporation, the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any President of an Operating Unit, any Vice President or the Treasurer of the corporation or any of their delegates, shall have the authority to execute such a contract and the Secretary or any Assistant Secretary shall have the authority to attest thereto. Whenever the management of this corporation decides that a contract should be signed which is not deemed to be in the ordinary course of business of this corporation, the Board of Directors, or the Executive Committee within the limits of authority delegated to it by the Board of Directors, may authorize any officer or officers, agent or agents, to enter into any such contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.